REGISTRATION NO. _____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                         Newport News Shipbuilding Inc.
               (Exact name of issuer as specified in its charter)

           DELAWARE                                     74-1541566
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                             4101 Washington Avenue
                          Newport News, Virginia 23607
                    (Address of principal executive offices)
                              -------------------

                         Newport News Shipbuilding Inc.
                       1997 Employee Stock Purchase Plan
                            (Full title of the plan)
                              -------------------

                              STEPHEN B. CLARKSON
                          Vice President and Secretary
                         Newport News Shipbuilding Inc.
                             4101 Washington Avenue
                          Newport News, Virginia 23607
                                 (757) 380-2000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                With a copy to:
                        C. Porter Vaughan, III, Esquire
                               Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                            Richmond, Virginia 23219
                                 (804) 788-8285
                              -------------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                             Proposed maximum         Proposed maximum
      Title of securities              Amount to be           offering price              aggregate              Amount of
       to be registered                 registered             per share(1)           offering price(1)      registration fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value               400,000 shares             $19.125                  $7,650,000             $2,318.18
$.01 per share (including
associated Rights)
================================================================================================================================

         (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) of the Securities Act of 1933 on the basis of $19.125 per share, which was the average of the high and low prices of the Registrant's Common Stock on July 7, 1997, as reported on the New York Stock Exchange

================================================================================

                         NEWPORT NEWS SHIPBUILDING INC.

         This Registration Statement relates to the registration of 400,000 additional shares of Common Stock (including the associated rights) of Newport News Shipbuilding Inc. (the "Company") to be issued pursuant to the Newport News Shipbuilding Inc. 1997 Employee Stock Purchase Plan (the "Plan"). The Company previously registered the issuance of 700,000 shares of Common Stock in connection with the Plan on its Registration Statement on Form S-8 (Registration No. 333-22501) (the "Related Registration Statement"), the contents of which are incorporated herein by reference.

         Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus related to shares of Common Stock registered pursuant to this Registration Statement also relates to the shares of Common Stock registered pursuant to the Related Registration Statement.

                                       II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 23, 1997.

         (c) The Company's Current Report on Form 8-K filed on April 1, 1997.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters regarding shares of Common Stock offered hereby will be passed upon for the Company by Stephen B. Clarkson, Vice President and General Counsel of the Company. Mr. Clarkson beneficially owns 31,708 shares of Company Common Stock.

ITEM 8.   EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

Exhibit No.

*4.1              Restated Certificate of Incorporation dated as of December 11,
                  1996.

*4.2              Amended and Restated Bylaws dated as of December 11, 1996.

*4.3 Rights Agreement dated as of December 11, 1996 between Newport News Shipbuilding Inc. and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement").

4.4 Amendment No. 1, dated as of March 25, 1997, to the Rights Agreement (incorporated herein by reference to the Company's Current Report on Form 8-K filed on April 1, 1997).

5                 Opinion of Stephen B. Clarkson, Esq. regarding Common Stock.

23.1              Consent of Stephen B. Clarkson, Esq. (included in Exhibit 5).

23.2              Consent of Arthur Andersen LLP, Independent Public
                  Accountants.

24.1              Powers of Attorney (included on Signature Page).





* Incorporated herein by reference to the Company's Registration Statement on Form S-4, as amended (Registration No. 333-20285).

                                   SIGNATURES

THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, State of Virginia, on the 11th day of July, 1997.

                                            NEWPORT NEWS SHIPBUILDING INC.



                                            By /s/ William P. Fricks
                                               ___________________________
                                               William P. Fricks
                                               Chairman of the Board, President
                                               and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                               POWERS OF ATTORNEY

         Each of the undersigned, in his capacity as officer or director, or both as the case may be, of Newport News Shipbuilding Inc. does hereby appoint Stephen B. Clarkson and David J. Anderson, and each of them severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as director or officer, or both as the case may be, this Registration Statement and any and all amendments and post-effective amendments thereto, and all instruments necessary or incidental in connection therewith and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have power to act hereunder with or without the other attorney and shall have full power and authority to do and perform in the name and on behalf of each of said directors or officers, or both as the same may be, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as which each of said officers or directors, or both as the case may be, might or could do in person, hereby ratifying and confirming all that said attorneys or attorney may lawfully do or cause to be done by virtue hereof.



       SIGNATURE                           TITLE                     DATE
       ---------                           -----                     ----
/s/ William P. Fricks              Chairman of the Board,
----------------------------        President and Chief          July 11, 1997
William P. Fricks                   Executive Officer

/s/ David J. Anderson
----------------------------      Senior Vice President and      July 11, 1997
David J. Anderson                   Chief Financial Officer

/s/ Thomas J. Bradburn
----------------------------      Vice President-Finance and     July 11, 1997
Thomas J. Bradburn                  Corporate Controller

/s/ Hon. Gerald L. Baliles
----------------------------      Director                       July 11, 1997
Hon. Gerald L. Baliles

/s/ Leon A. Edney
-----------------------------     Director                       July 11, 1997
Leon A. Edney, Admiral (Ret.)


-----------------------------     Director                       _______, 1997
Dr. William R. Harvey

/s/ Dana G. Mead
-----------------------------     Director                       July 11, 1997
Dana G. Mead

/s/ Dr. Joseph J. Sisco
-----------------------------     Director                       July 11, 1997
Dr. Joseph J. Sisco

/s/ Stephen R. Wilson
-----------------------------     Director                       July 11, 1997
Stephen R. Wilson

                                   SIGNATURES

The Plan

        Pursuant to the requirements of the Securities Act of 1933, the Committee appointed under Newport News Shipbuilding Inc. 1997 Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, State of Virginia on this 11th day of July, 1997.

                                        NEWPORT NEWS SHIPBUILDING INC.
                                        1997 EMPLOYEE STOCK PURCHASE PLAN

                                        By: /s/ Alfred Little, Jr.
                                            ________________________________
                                            Alfred Little, Jr.
                                            Vice-President, Human Resources
                                            of Newport News Shipbuilding Inc.

                                 EXHIBIT INDEX


EXHIBIT NO.                                         DESCRIPTION
-----------                                         -----------
*4.1              Restated Certificate of Incorporation dated as of December 11,
                  1996.

*4.2              Amended and Restated Bylaws dated as of December 11, 1996.

*4.3 Rights Agreement dated as of December 11, 1996 between Newport News Shipbuilding Inc. and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement").

4.4 Amendment No. 1, dated as of March 25, 1997, to the Rights Agreement (incorporated herein by reference to the Company's Current Report on Form 8-K filed on April 1, 1997).

5                 Opinion of Stephen B. Clarkson, Esq. regarding Common Stock.

23.1              Consent of Stephen B. Clarkson, Esq. (included in Exhibit 5).

23.2              Consent of Arthur Andersen LLP, Independent Public
                  Accountants.

24.1              Powers of Attorney (included on Signature Page).


* Incorporated herein by reference to the Company's Registration Statement on Form S-4, as amended (Registration No. 333-20285).